Exhibit 99.1

Track Group Reports 2nd Quarter Fiscal 2022 Financial Results

Net income remains positive amidst a challenging environment and after a decrease in operating income due to technology and infrastructure investments.

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its second quarter ended March 31, 2022 (“Q2 FY22”). In Q2 FY22, the Company posted (i) total revenue of $9.5 million, a reduction of approximately 4% over total revenue for the second quarter ended March 31, 2021 (“Q2 FY21”) of $9.9 million; (ii) operating income of $7,371 compared to Q2 FY21 operating income of $1.7M; and (iv) net income attributable to common shareholders of $0.5M in Q2 FY22 compared to net income of $2.2 million in Q2 FY21.

“Remaining supply chain constraints brought on by the pandemic, coupled with investments in new technology and telecommunications infrastructure, are reflected in our financial results for the second quarter ended March 31, 2022. Notwithstanding, we performed well despite the circumstances and remain resilient by employing adaptive strategies. Our team successfully managed a nationwide device upgrade, developed new products, and supported new contracts while remaining squarely focused on the agencies reintegrating our end users back into society. As we reinvest in our technology and prepare for a return to growth in FY23, we see encouraging progress on several fronts, from our customer experience, product roadmap, and smart integrations that ultimately create value for our customers.” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●

Total revenue of $9.5 million in Q2 FY22 was down 4% compared to Q2 FY21 total revenue of $9.9 million. Revenue for the 6 months ended March 31, 2022 (“6M FY22”) of $19.1 million was also down approximately 1% compared to revenue of $19.3 million for the 6 months ended March 31, 2021 (“6M FY21”) as declines in North America monitoring revenue was offset by increases in Latin America and product sales.

●

Gross profit in Q2 FY22 was $4.5 million compared to Q2 FY21 gross profit of $5.4 million. Gross profit for the 6M FY22 was $9.3 million compared to gross profit of $10.6 million for 6M FY21, principally due to the nominal decline in revenue, higher depreciation and amortization, and additional expenses incurred in the preparation of implementing a new contract for an existing international customer.

●

Adjusted EBITDA for the Q2 FY22 was $1.7 million, compared to $2.9 million for Q2 FY21. Adjusted EBITDA for 6M FY22 was $3.9 million compared to the Adjusted EBITDA for 6M FY21 of $5.5 million. As a percentage of revenue, adjusted EBITDA continues to remain strong, staying above 20%, at 20.6%, for the 6M FY22 compared to 28.7% for the 6M FY21.

●

As of March 31, 2022, the cash balance was down to $7.1 million compared to $8.4 million on September 30, 2021, but up 7% compared to the $6.7 million cash balance one year ago on March 31, 2021. The reduction in cash from September 20, 2021, reflects continued significant capital investments made by the Company of approximately $2.4 million in the 6M FY22 to build additional monitoring devices, update software, and develop next-generation tracking technology.

●

Total operating expense for Q2 FY22 of $4.5 million was up 20% versus Q2 FY21’s total operating expense of $3.8 million, principally due to the factors listed above. When combined with the reduction in gross profit, the increase in quarterly operating expense led to operating income in Q2 FY22 of $7,371 compared to operating income of $1.7 million for Q2 FY21, representing a material decline. Similarly, for 6M FY22, operating income was $0.6 million compared to operating income of $3.1 million for the 6M FY21 due to the reduction in gross profit and the increase in operating expense.

●

Net income attributable to common shareholders in Q2 FY22 was $0.5 million compared to $2.2 million in Q2 FY21. Net income attributable to common shareholders for the 6M FY22 was $0.1 million, compared to net income of $3.5 million for the 6M FY21, a change principally attributable to the reduction in Other Income caused by a lower foreign exchange gain and the forgiveness of the PPP loan one year ago.

Business Outlook

The extent to which supply chain delays, the Coronavirus, and the transition to 4G/LTE telecommunications technology impact our future operations will depend on numerous factors that we cannot accurately predict. However, we anticipate that we will not match our results for the fiscal year ended September 2021 ("FY21") in the upcoming year ending September 30, 2022 ("FY22"). Despite these short-term challenges faced by companies worldwide, Track Group remains confident that our continued focus on strategic adaptation, which evidenced success in FY21, will allow us to be well-positioned for a return to growth in FY23.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items including but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2021, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

[Rest of page intentionally blank]

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) March 31, 2022	September 30, 2021
Assets
Current assets:
Cash	$7,118,168	$8,421,162
Accounts receivable, net of allowance for doubtful accounts of $137,602 and $91,262, respectively	6,320,661	7,163,615
Prepaid expense and deposits	1,108,905	998,589
Inventory, net of reserves of $0 and $0, respectively	654,280	305,210
Total current assets	15,202,014	16,888,576
Property and equipment, net of accumulated depreciation of $2,712,641 and $2,615,967, respectively	180,170	202,226
Monitoring equipment, net of accumulated depreciation of $6,349,392 and $5,977,093, respectively	3,864,536	3,068,100
Intangible assets, net of accumulated amortization of $19,320,341 and $17,607,457, respectively	19,200,360	20,434,143
Goodwill	8,590,773	8,519,998
Deferred tax asset	-	101,159
Other assets	4,305,681	4,309,040
Total assets	$51,343,534	$53,523,242

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,705,442	$2,821,982
Accrued liabilities	3,280,713	4,350,030
Current portion of long-term debt	548,537	526,134
Total current liabilities	5,534,692	7,698,146
Long-term debt, net of current portion	43,265,114	43,452,216
Long-term liabilities	22,858	3,650
Total liabilities	48,822,664	51,154,012

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,541,452 and 11,524,978 shares outstanding, respectively	1,154	1,152
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,258,446	302,250,954
Accumulated deficit	(298,681,608)	(298,828,527)
Accumulated other comprehensive loss	(1,057,122)	(1,054,349)
Total equity	2,520,870	2,369,230
Total liabilities and stockholders’ equity	$51,343,534	$53,523,242

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2022	2021	2022	2021
Revenue:
Monitoring and other related services	$8,842,486	$9,742,290	$18,312,215	$19,014,019
Product sales and other	641,633	119,540	767,560	249,716
Total revenue	9,484,119	9,861,830	19,079,775	19,263,735

Cost of revenue:
Monitoring, products and other related services	4,152,219	3,901,824	8,083,797	7,602,250
Depreciation and amortization included in cost of revenue	792,915	525,022	1,656,764	1,013,697
Total cost of revenue	4,945,134	4,426,846	9,740,561	8,615,947

Gross profit	4,538,985	5,434,984	9,339,214	10,647,788

Operating expense:
General & administrative	2,770,657	2,313,836	5,269,016	4,714,571
Selling & marketing	720,709	614,409	1,418,581	1,164,866
Research & development	625,477	334,569	1,216,329	641,863
Depreciation & amortization	414,771	510,067	831,572	1,041,830
Total operating expense	4,531,614	3,772,881	8,735,498	7,563,130

Operating income	7,371	1,662,103	603,716	3,084,658

Other income (expense):
Interest expense, net	(458,176)	(565,522)	(939,736)	(1,205,544)
Currency exchange rate gain	396,369	124,216	290,091	942,842
Other income, net	633,471	1,000,756	633,471	1,000,782
Total other income (expense)	571,664	559,450	(16,174)	738,080
Income before income tax	579,035	2,221,553	587,542	3,822,738
Income tax expense	126,794	37,322	440,623	315,013
Net income attributable to common shareholders	452,241	2,184,231	146,919	3,507,725
Foreign currency translation adjustments	20,085	(265,347)	(2,773)	52,489
Comprehensive income	$472,326	$1,918,884	$144,146	$3,560,214

Net income per share – basic:
Net income per share	$0.04	$0.19	$0.01	$0.31
Weighted average shares outstanding	11,541,452	11,435,291	11,533,296	11,424,605

Net income per share – diluted:
Net income per share	$0.04	$0.18	$0.01	$0.29
Weighted average shares outstanding	11,955,969	12,056,918	11,961,407	12,072,079

TRACK GROUP, INC. AND SUBSIDIARIES

NON-GAAP ADJUSTED EBITDA MARCH 31 (UNAUDITED)

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021

Non-GAAP Adjusted EBITDA
Net income attributable to common shareholders	$452	$2,185	$147	$3,508
Interest expense, net	458	566	940	1,206
Depreciation and amortization	1,207	1,036	2,488	2,056
Income taxes (1)	127	37	441	315
Board compensation	75	75	150	150
Foreign exchange expense	(396)	(1,001)	(290)	(1,001)
Gain on settlement of note payable	-	(125)	-	(943)
Gain on forgiveness of accrued vendor expenses	(633)	-	(633)	-
Other charges, net (2)	453	97	692	233
Non GAAP Adjusted EBITDA	$1,743	$2,870	$3,935	$5,524
Non GAAP Adjusted EBITDA, percent of revenue	18.4%	29.1%	20.6%	28.7%

Non-GAAP earnings per share - Basic
Weighted average common shares outstanding	11,541,452	11,435,291	11,533,296	11,424,605
Non-GAAP earnings per share	$0.15	$0.25	$0.34	$0.48

Non-GAAP earnings per share - Diluted
Weighted average common shares outstanding	11,955,969	12,056,918	11,961,407	12,072,079
Non-GAAP earnings per share	$0.15	$0.24	$0.33	$0.46

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)	Other charges may include gains or losses and non-recurring accrual adjustments.